As filed with the Securities and Exchange Commission on March 27, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CONSOLIDATED WATER CO. LTD.
(Exact name of Registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Regatta Office Park
Windward Three, 4th Floor, West Bay Road
P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands	N/A
(Address of principal executive offices)	(Zip code)

2008 Equity Incentive Plan
and
Employee Share Option Plan
(Full Title of Plan)

David W. Sasnett
Chief Financial Officer
c/o Aquilex, Inc.
674 South Military Trail
Deerfield Beach, Florida 33442
(954) 427-6283
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
with a copy to:
Leslie J. Croland, Esq.
Edwards Angell Palmer & Dodge LLP
One North Clematis Street, Suite 400
West Palm Beach, Florida 33401
(561) 833-7700 (tel.)
(561) 655-8719 (fax)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of Each Class	Amount to be	offering price per	aggregate offering	Amount of
of Securities to be Registered	registered	share (1)	price (1)	registration fee
Ordinary Shares, par value $0.60 per share	1,535,000(2)	$8.25	$12,663,750	$707

(1)	These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The registration fee has been calculated in accordance with Rule 457(h)(1) based upon the average of the high and low prices of the Registrant’s ordinary shares as quoted on the NASDAQ Global Select Market on March 23, 2009.
(2)	Represents 1,500,000 ordinary shares issuable upon exercise of grants made pursuant to the Consolidated Water Co. Ltd. 2008 Equity Incentive Plan and 35,000 ordinary shares issuable upon exercise of grants made pursuant to the Consolidated Water Co. Ltd. Employee Share Option Plan. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminable number of shares that may be offered and issued pursuant to stock splits, stock dividends or similar transactions.
This registration statement shall become effective upon filing with the Commission in accordance with Section 8(a) of the Securities Act of 1933, as amended, and Rules 456 and 462 promulgated thereunder.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
(not required to be filed as part of this registration statement)
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
There are hereby incorporated by reference in this Registration Statement on Form S-8 (this “Registration Statement”) the following documents and information heretofore filed by Consolidated Water Co. Ltd. (the “Registrant”) with the U.S. Securities and Exchange Commission (the “Commission”):
(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008; and

(2)	the description of the Registrant’s ordinary shares, par value $0.60 per share, contained in Amendment No. 1 to the Registrant’s Registration Statement on Form F-3 filed with the Commission on November 24, 2006.
In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents (excluding information furnished in filings made under Items 2.02 or 7.01 of Form 8-K). Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Under Article 40 of the Registrant’s Articles of Association and indemnification agreements, the Registrant has indemnified its directors and officers from and against all actions, proceedings, costs, charges, losses, damages and expenses incurred in connection with their service as a director or officer. The Registrant has not indemnified its officers or directors for actions, proceedings, costs, charges, losses, damages and expenses incurred by these officers or directors as a result of their willful neglect or default of their obligations to the Registrant.

In addition, the Registrant carries directors’ and officers’ liability insurance.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index, which immediately precedes such exhibits and is hereby incorporated by reference herein.
Item 9. Undertakings.
     (a) The Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the registrant is relying on Rule 430B:
     (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
          The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Consolidated Water Co. Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Cayman, Cayman Islands, on this 27th day of March 2009.

Consolidated Water Co. Ltd.
By:	/s/ Frederick W. McTaggart
Frederick W. McTaggart
President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby appoints Frederick W. McTaggart and David W. Sasnett, each acting alone, with full powers of substitution and resubstitution, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the U.S. Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey M. Parker Jeffrey M. Parker	Chairman of the Board of Directors	March 27, 2009
/s/ Frederick W. McTaggart Frederick W. McTaggart	Director, Chief Executive Officer and President (Principal Executive Officer)	March 27, 2009
/s/ David W. Sasnett David W. Sasnett	Director, Executive Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2009
William T. Andrews	Director	March ___, 2009

Signature	Title	Date

/s/ Brian E. Butler Brian E. Butler	Director	March 27, 2009
/s/ Steven A. Carr Steven A. Carr	Director	March 27, 2009
/s/ Carson K. Ebanks Carson K. Ebanks	Director	March 27, 2009
/s/ Richard L. Finlay Richard L. Finlay	Director	March 27, 2009
/s/ Clarence B. Flowers, Jr. Clarence B. Flowers, Jr.	Director	March 27, 2009
/s/ Wilmer F. Pergande Wilmer F. Pergande	Director	March 27, 2009
/s/ Leonard J. Sokolow Leonard J. Sokolow	Director	March 27, 2009
/s/ Raymond Whittaker Raymond Whittaker	Director	March 27, 2009
By: /s/ David W. Sasnett David W. Sasnett	Authorized U.S. Representative	March 27, 2009

EXHIBIT INDEX

4.1
Amended and Restated Memorandum of Association of Consolidated Water Co. Ltd., dated May 14, 2008 (incorporated by reference to Exhibit 3.1 filed as part of the Registrant’s Form 8-K filed June 6, 2008, Commission File No. 0-25248).

4.2
Amended and Restated Articles of Association of Consolidated Water Co. Ltd., dated May 10, 2006 (incorporated by reference to Exhibit 4.2 filed as part of the Registrant’s Form F-3 filed October 12, 2006, Commission File No. 333-137970).

4.3
Amendment to Articles of Association of Consolidated Water Co. Ltd., dated May 11, 2007 (incorporated by reference to Exhibit 3.1 filed as part of the Registrant’s Form 8-K filed May 14, 2007, Commission File No. 0-25248).

4.4
Option Deed, dated August 6, 1997, between Cayman Water Company Limited and American Stock Transfer & Trust Company (incorporated herein by reference to the exhibit filed as part of the Registrant’s Form 6-K dated August 7, 1997, Commission File No. 0-25248).

4.5
Deed of Amendment of Option Deed, dated August 8, 2005 (incorporated herein by reference to Exhibit 4.2 filed as a part of the Registrant’s Form 8-K dated August 11, 2005, Commission File No. 0-25248).

4.6
Second Deed of Amendment of Option Deed, dated September 27, 2005 (incorporated herein by reference to the exhibit filed as a part of the Registrant’s Form 8-K dated October 3, 2005, Commission File No. 0-25248).

4.7	Third Deed of Amendment to Option Deed, dated May 30, 2007 (incorporated herein by reference to Exhibit 4.3 filed as part of the Registrant’s Form 8-K filed June 1, 2007, Commission File No. 0-25248).

4.8	2008 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 filed as part of the Registrant’s Form 10-Q for the fiscal quarter ended September 30, 2008, Commission File No. 0-25248).

4.9	Employee Share Option Plan (incorporated herein by reference to Exhibit 10.26 filed as a part of the Registrant’s Form 10-K for the fiscal year ended December 31, 2001, Commission File No. 0-25248).

5.1	Opinion of Myers & Alberga regarding legality of securities being registered. *

23.1	Consent of Rachlin LLP — Consolidated Water Co. Ltd. *

23.2	Consent of Rachlin LLP — Ocean Conversion (BVI) Ltd. *

23.3	Consent of Myers & Alberga (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature pages of this Registration Statement). *

*	Filed herewith.